Exhibit 32

Certification of Chief Executive Officer and Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I,  Cyrus Boga, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report on Form 10-Q for the quarterly period ended September 30, 2009 of Tremont Fair, Inc. fully complies  with the requirements of Section 13(a) or 15(d) of  the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Tremont Fair, Inc.

Date:  November 13, 2009

By:   /s/ Cyrus Boga
 Cyrus Boga,
 Chief Executive Officer, and
 Principal Financial Officer